UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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WEBMEDIABRANDS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEBMEDIABRANDS INC.

23 Old Kings Highway South

Darien, Connecticut 06820

(203) 662-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 3, 2009

Dear Stockholders:

You are hereby cordially invited to attend the 2009 Annual Meeting of Stockholders of WebMediaBrands Inc., a Delaware corporation, at the offices of WebMediaBrands Inc. located at 475 Park Avenue South, Fourth Floor, New York, New York on June 3, 2009, at 10:00 a.m. local time. This meeting is being held for the following purposes:

1. To elect five directors to the Board of Directors of WebMediaBrands Inc. with terms expiring at the Annual Meeting of Stockholders to be held in 2010 or until their successors are duly elected;

2. To approve the appointment of Grant Thornton LLP, independent registered public accounting firm, to act as independent auditors for WebMediaBrands Inc. for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 23, 2009 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

YOUR VOTE IS IMPORTANT

Whether or not you expect to be present at the annual meeting, please complete, date, sign and return the enclosed proxy promptly in the postage-prepaid envelope provided for your convenience. If you attend the annual meeting, you may revoke your proxy and vote your shares in person if you wish.

By Order of the Board of Directors,

Alan M. Meckler

Chairman of the Board

    and Chief Executive Officer

Dated: May 7, 2009

WebMediaBrands Inc.

23 Old Kings Highway South

Darien, Connecticut 06820

(203) 662-2800

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 3, 2009

The Board of Directors of WebMediaBrands Inc. (the “Company”) is soliciting proxies from the Company’s stockholders for the 2009 Annual Meeting of Stockholders to be held on June 3, 2009.

You are entitled to vote at the meeting if you were a stockholder of record at the close of business on April 23, 2009. On May 7, 2009, the Company will begin mailing to all such stockholders a proxy card, this proxy statement and the Company’s 2008 Annual Report. On April 23, 2009, there were 36,073,070 shares of the Company’s common stock outstanding, which are the only shares of the Company’s stock entitled to vote at this meeting. Each such share of common stock will be entitled to one vote at the meeting.

Your signed proxy card will appoint Alan M. Meckler as proxy holder, or your representative, to vote your shares.

If you sign and return your proxy card without giving voting directions, the proxy holder will vote your shares:

(i) for all of the nominees for director listed on pages 2 and 3; and

(ii) for the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2009.

The proxy card permits you to direct the proxy holder to:

(i) withhold your votes from particular nominees; and/or

(ii) vote “for” or “against” or “abstain” from voting on the appointment of auditors referred to above.

Signing and returning your proxy card will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previously voted proxy will be automatically revoked. You may also revoke your proxy any time before it is voted by delivering written notice prior to the meeting to:

WebMediaBrands Inc.

23 Old Kings Highway South

Darien, Connecticut 06820

Attn: Corporate Secretary

If you submit more than one proxy, each later-dated proxy will revoke all previous proxies.

The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holder may vote your shares for a substitute if you have submitted a signed proxy card.

As far as the Company knows, the only matters to be brought before the meeting are those referred to in this proxy statement. As to any other matters presented at the meeting, if you send in a signed proxy card, the proxy holder may vote your shares at their discretion.

No business may be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy. All matters voted on at the meeting will be determined by the “for” vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter of the vote, except for the election of directors, which will be determined by the “for” vote of a plurality of such shares.

Abstentions and broker non-votes are counted as shares present for determining if there are sufficient shares present to hold the meeting; however, they are not counted as votes “for” or “against” any item.

A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the Darien offices of the Company, 23 Old Kings Highway South, Darien, Connecticut 06820, by contacting the Corporate Secretary.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of all five current members of the Company’s Board of Directors to another term. The persons named in the enclosed proxy intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees. Each nominee elected as a director will continue in office until their successor has been elected, or until their death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring at the Annual Meeting in 2010: Alan M. Meckler, Michael J. Davies, Gilbert F. Bach, William A. Shutzer and John R. Patrick.

The Board of Directors recommends a vote FOR the election of these nominees as directors.

The following table sets forth information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of the Company. There are no family relationships among any nominee, director or executive officer of the Company. References below to the nominees’ respective ages are as of the date of the Annual Meeting. References below to periods of service to the Company include, where applicable, service to the Company’s predecessor business, internet.com LLC, prior to its 1999 merger with and into the Company.

Name	Age	Principal Occupation or Occupations and Directorships
Alan M. Meckler	63	Alan M. Meckler has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Previously, Mr. Meckler had been Chairman of the Board of Mecklermedia Corporation from 1973 and was its Chief Executive Officer from December 1993 until it was acquired by Penton Media in November 1998. He also served as President of Mecklermedia from 1971 through November 1997.

Michael J. Davies	64	Michael J. Davies has been a director of the Company since its inception. Mr. Davies has been President of Fox Hill Consulting LLC since February 1998 and has also been a director of Boxwood Technology, Inc. since May 2000. He was Chairman and CEO of Amazing Media, Inc. from February 2002 until January 2005. From February 2001 until March 2002 he was Chairman of Saltmine, Inc. Mr. Davies was a director of PROVANT, Inc. from 1998 to 2001. Mr. Davies was also a director of Mecklermedia from January 1996 until it was acquired by Penton Media in November 1998. He was a special limited partner with American Business Partners from July 1997 to April 1998. Prior to that he was a Managing Director, Corporate Finance, of the investment bank Legg Mason Wood Walker, Incorporated from 1993 to 1996. Before joining Legg Mason, Mr. Davies was the Publisher of the Baltimore Sun from 1990 through 1993.

Name	Age	Principal Occupation or Occupations and Directorships
Gilbert F. Bach	77	Gilbert F. Bach has been a director of the Company since its inception. Mr. Bach retired on January 1, 1997 from Lehman Brothers, where he held various positions from 1979 through 1996, most recently as a Managing Director. From 1955 to 1979, Mr. Bach held various positions at Hirsch & Co. and Loeb Rhoades & Co. Mr. Bach was also a director of Mecklermedia from February 1997 until it was acquired by Penton Media in November 1998.

William A. Shutzer	62	William A. Shutzer has been a director of the Company since January 2000. Mr. Shutzer has been a partner of Evercore Group Holdings, a financial advisory and private equity firm since 2004. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, as President of Furman Selz Inc. from 1995 through 1997, and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. Mr. Shutzer is also a member of the board of directors of Tiffany & Co., Test Equity, LLC and the Evercore Trust Company.

John R. Patrick	63	John R. Patrick has been a director of the Company since January 2003. Mr. Patrick has been President of Attitude LLC since 2001. Prior to that, he worked at IBM Corporation from 1967 to 2001. Mr. Patrick was Vice President of Internet Technology at IBM from 1995 to 2001. He is a member of the board of directors of Knovel Corporation, Danbury Health Systems and Danbury Hospital.

PRINCIPAL STOCKHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

Security Ownership of Directors, Nominees for Director, Named Executive Officers and all Directors and Executive Officers as a Group

The following table sets forth, as of March 31, 2009, information with respect to the outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), beneficially owned by each director of the Company, each nominee for director, the Chief Executive Officer (who is also a director) and by all persons presently serving as directors and officers of the Company as a group. Except as otherwise indicated, all shares are owned directly. The business address for all of those parties is c/o WebMediabrands Inc., 23 Old Kings Highway South, Darien, CT 06820. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Alan M. Meckler	15,278,445	(1)	41.0%

William A. Shutzer	492,147	(2)	1.4%

Gilbert F. Bach	225,750	(2)	*

John R. Patrick	264,568	(3)	*

Michael J. Davies	142,193	(4)	*

Donald J. O’Neill	157,868	(5)	*

All directors and executive officers as a group (six persons)	16,560,971		43.5%
*	Less than one percent

(1)

Includes 2,000,000 shares held in the Alan M. Meckler 2008 Grantor Retained Annuity Trust (the “GRAT”), a Grantor Retained Annuity Trust, 376,000 shares held by The Meckler Foundation, Inc., a non-profit charitable foundation founded by Mr. Meckler and for which he acts as president, 2,808,360 shares held by Mr. Meckler’s wife and 273,600 shares held in a trust for the benefit of Mr. Meckler’s mother. Mr. Meckler exercises shared voting and investment control over all of these shares except the shares held by the GRAT, over which Mr. Meckler exercises investment control but not voting control. Also includes 1,305,567 shares issuable upon exercise of currently exercisable options.

(2)	Includes 153,750 shares issuable upon exercise of currently exercisable options.
(3)	Includes 184,568 shares issuable upon exercise of currently exercisable options.
(4)	Includes 141,693 shares issuable upon exercise of currently exercisable options.
(5)	Includes 157,868 shares issuable upon exercise of currently exercisable options.

Security Ownership of Certain Beneficial Owners as of March 31, 2009

The following table sets forth, as of March 31, 2009, information with respect to the outstanding shares of the Company’s Common Stock beneficially owned by each person (including any “group” as that term is used in section 13(d)(3) of the Exchange Act) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities and who is not a director or executive officer of the Company. Except as otherwise indicated, all shares are owned directly. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Burgundy Asset Management Ltd.	181 Bay Street, Suite 4510 Toronto, Ontario M5J 2T3	2,754,676	(1)	7.7%

Federated Investors, Inc.	Federated Investors Tower Pittsburgh, PA 15222-3779	2,296,016	(2)	6.4%

Royce & Associates, LLC	1414 Avenue of the Americas New York, NY 10019	2,056,509	(3)	5.7%

S Squared Technology	515 Madison Avenue New York, NY 10022	3,739,800	(4)	10.4%

(1)	Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 dated February 12, 2009.
(2)

Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 dated February 17, 2009. John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue, as co-trustees of the trust holding all shares of Federated, the parent of investment companies holding our stock, share voting and dispositive control.

(3)	Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 dated January 26, 2009.
(4)

Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 dated February 2, 2009. S Squared Technology, a Delaware limited liability company, and S Squared Technology Partners, L.P., a Delaware limited partnership, are registered investment advisers. Seymour L. Goldblatt is the President of each and owns a majority of the interests in the LLC. Kenneth A. Goldblatt owns a majority of the interests in the partnership. Both Goldblatts are U.S. citizens.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Independence

Each year, the Company reviews any and all relationships that each director has with the Company, and the Board of Directors subsequently reviews those findings in accordance with the elements of independence set forth in the Nasdaq listing standards. The Board of Directors has determined that none of the directors has any material business relationships with the Company, except for the Company’s Chairman and Chief Executive Officer, Mr. Alan M. Meckler. In June 2008, the Board conducted a review of director independence. As a result of this review, the Board affirmatively determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder: Gilbert F. Bach, Michael J. Davies, John R. Patrick and William A. Shutzer.

Committees of the Board

The Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The current members of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are as follows:

Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee

Gilbert F. Bach	Gilbert F. Bach	Gilbert F. Bach
Michael J. Davies	Michael J. Davies	Michael J. Davies
John R. Patrick	John R. Patrick	John R. Patrick
William A. Shutzer	William A. Shutzer	William A. Shutzer

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and advising the Board on the Company’s compensation philosophy, programs and objectives. The Compensation Committee oversees the Company’s compensation programs, which include components that are designed specifically for the Company’s Chief Executive Officer, the former President and Chief Operating Officer and the Vice President and Chief Financial Officer. Mr. Davies serves as the Chairman of the Compensation Committee. The members of the Compensation Committee are considered independent pursuant to Nasdaq listing standards. The Compensation Committee may delegate its authority to subcommittees, as the Compensation Committee deems appropriate, so long as any actions taken by such subcommittees are not otherwise inconsistent with the obligations and responsibilities of the Compensation Committee. The Compensation Committee met four times during the fiscal year ended December 31, 2008.

Consistent with the listing requirements of Nasdaq, the Compensation Committee is composed entirely of independent non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company’s employee compensation programs. For further discussion on the Compensation Committee see “Compensation Discussion and Analysis.”

Audit Committee

The Audit Committee has the responsibility to review audited financial statements and accounting practices of the Company, to consider and recommend the employment of, and approve the fee arrangements with, independent accountants for both audit functions and for advisory and other consulting services and to oversee the Company’s systems of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by the Company. The members of the Audit Committee are each considered independent pursuant to Nasdaq and SEC rules. The Board of Directors has determined that Mr. John R. Patrick, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. In making the determination, the Board of Directors considered Mr. Patrick’s credentials and financial background and found that he was qualified to serve as the “financial expert.” The Audit Committee met four times during the fiscal year ended December 31, 2008.

Nominating and Corporate Governance Committee

Mr. Bach has served as the Chairman of the Nominating and Corporate Governance Committee since the committee was formed in 2005. The members of the Nominating and Corporate Governance Committee are each considered independent pursuant to Nasdaq listing standards. The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends such candidates to the Board and stockholders for consideration. In considering candidates for election to the Board, the Nominating and Corporate Governance Committee evaluates the qualifications and performance of the incumbent directors, including consideration of whether the director continues to satisfy the minimum qualifications for director candidates, and reviews the performance of the director during the preceding term. Absent special circumstances, if the incumbent director continues to be qualified and has performed his or her duties satisfactorily during the preceding term and there exist no special reasons, including those relating to the compositional and functional needs of the Board as a whole, why the incumbent should not be nominated, the Nominating and Corporate Governance Committee will propose the incumbent director for re-election. In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee will solicit recommendations from members of the Board and the management of the Company. The Nominating and Corporate Governance Committee will assemble information concerning the background and qualifications of each candidate and determine if each candidate satisfies the minimum qualifications required of candidates and possesses any of the specific qualities that must be possessed by one or more members of the Board. The Nominating and Corporate Governance Committee will consider the contribution that the candidate can be expected to make to the overall functioning of the Board and the extent to which the membership of the candidate would promote diversity on the Board, with regard to professional background, experience, expertise, age, gender, ethnicity and country of citizenship.

It is the policy of the Nominating and Corporate Governance Committee that all persons nominated to serve as a director of the Company should possess certain minimum qualifications, as threshold criteria to be used in its consideration of the candidate, including the personal integrity and ethical character of the candidate; the absence of any conflicts of interest that would impair the candidate’s ability to exercise independent judgment or discharge the fiduciary duties of a director; the ability to represent fairly and equally stockholders of the Company; demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; a demonstrated ability to function effectively in an oversight role; a general business understanding of major issues facing public companies of comparable size and operational scope to the Company; and adequate time to devote to the Board and its committees. Only under exceptional and limited circumstances will the Nominating and Corporate Governance Committee approve a candidate who does not satisfy these requirements. The Nominating and Corporate Governance Committee will adhere to the applicable rules and guidelines of Nasdaq and the SEC.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under “Stockholder Communication with the Board of Directors.” The Nominating and Corporate Governance Committee will evaluate persons recommended by stockholders in the same manner as other candidates.

In addition, the Nominating and Corporate Governance Committee is responsible for, among other things, evaluating the effectiveness of the Board and its Committees, and for developing, updating as necessary, and recommending to the Board corporate governance principles and policies applicable to the Company. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2008.

Directors’ Attendance

The Company does not currently have a formal policy regarding director attendance at the Company’s annual meetings. However, it is expected that, absent compelling circumstances, each director will be in attendance for each board meeting. The Board of Directors met four times during the fiscal year ended December 31, 2008. All of the directors attended all of the Board of Directors’ meetings and all of the meetings of each committee on which each such director serves.

Legal Proceedings

On or about November 13, 2006, Robert Lange, who identified himself as a stockholder of WebMediaBrands, commenced a purported stockholder’s derivative action in the United States District Court for the District of Connecticut (the “Court”), purportedly on behalf of WebMediaBrands, against all of WebMediaBrands’s current directors and against WebMediaBrands’s former Chief Financial Officer and Former President and Chief Operating Officer. WebMediaBrands was named in the suit as a “nominal defendant” on whose behalf recovery is purportedly sought (the “Action”). Mr. Lange did not make a litigation demand on WebMediaBrands’s board of directors prior to commencing the action, and alleged that such demand should be excused as a matter of law. The complaint alleged, based primarily on a statistical analysis, that certain stock options granted to certain defendants in 1999, 2000 and 2001 were backdated, and asserted on behalf of WebMediaBrands various causes of action against the defendants arising out of such alleged backdating, including securities fraud, breach of fiduciary duty and unjust enrichment. On April 24, 2007, we and the individual defendants filed a motion to dismiss the case in its entirety. Rather than respond to the motion to dismiss, the Plaintiff filed an amended complaint on July 16, 2007. The amended complaint removed one of the individual defendants, but was substantially similar to the original complaint. On or around September 11, 2007, Defendants filed a motion to dismiss the Amended Complaint. Briefing on that motion was completed, and oral argument was held on the motion in December 2007. The Court subsequently denied the motion as moot after being advised by the parties that they had agreed to a settlement of the action, pending Court approval. On October 8, 2008, the Court granted preliminary approval of a comprehensive settlement of the Action, and scheduled a hearing for December 10, 2008 to consider whether to approve the settlement and enter judgment thereon. At the settlement hearing, Mr. Lange’s counsel requested that the Court approve the agreed-to fees and expenses (“Fees and Expenses”) for their efforts in filing, prosecuting and settling the Action. On December 11, 2008, the Court issued an Order and Final Judgment approving the settlement. As a result, the Company caused its insurers to pay the Fees and Expenses.

Stockholder Communication with the Board of Directors

Generally, stockholders who have questions or concerns should visit our Investor Relations home page at www.webmediabrands.com/corporate/investors.html . However, any stockholders who wish to address questions or other communications regarding our business directly to the Board of Directors, a committee or any individual director, should direct their questions or other communications in writing to the Chairman of the Board at WebMediaBrands Inc., 23 Old Kings Highway South, Darien, CT 06820. The Chairman will forward all such communications as appropriate.

EXECUTIVE OFFICERS

In addition to Alan M. Meckler, the Chairman of the Board and Chief Executive Officer, the following person is an executive officer of the Company.

Name	Age	Position with Company
Donald J. O’Neill	35	Donald J. O’Neill has been the Vice President and Chief Financial Officer of the Company since May 2007. From May 2005 to May 2007, Mr. O’Neill served as Controller of the Company after having held various accounting staff and management positions with the Company since his hiring in April 2000. Prior to his tenure at the Company, Mr. O’Neill was employed by Arthur Andersen LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Program Objectives

In order to recruit and retain the most qualified and competent individuals to the Company’s management team, the Company strives to maintain a compensation program that is competitive in the current labor market. The purposes of the Company’s compensation program are to attract and retain highly qualified employees and to reward performance. The following compensation objectives were considered in determining the compensation of the Chairman and Chief Executive Officer Alan M. Meckler, the former President and Chief Operating Officer Christopher S. Cardell, and the Vice President and Chief Financial Officer Donald J. O’Neill (referred to collectively herein as the “NEOs”):

•	designing competitive total compensation and reward programs to enhance the Company’s ability to attract and also to retain knowledgeable and experienced executives;

•	setting compensation and incentive levels that reflect competitive market practices and that are geared both towards the current and long-term performance of the Company; and

•

ensuring that a significant portion of the total compensation package is determined by increases in stockholder value, in order to align the executives’ interests with those of the Company’s stockholders.

Oversight of Executive Compensation Program

Relating to NEO compensation, the responsibilities of the Compensation Committee include the following (subject, where applicable, to ratification by the Board of Directors):

•	developing and promoting an effective compensation philosophy;

•	reviewing and establishing annual and long-term performance goals and objectives for the Company’s NEOs;

•	evaluating the performance of the Company’s NEOs in light of approved performance goals and objectives;

•

determining the compensation of the NEOs based on their performance evaluations, consisting of components of compensation such as annual salary, bonuses (both performance-based and otherwise), long-term incentive compensation and perquisites, and any other matters relating to the compensation of the NEOs that the Compensation Committee considers appropriate, such as considerations regarding employment, severance, change of control, or other compensation agreements or arrangements to be entered into or otherwise established between the Company and the NEOs; and

•	administering all equity-based compensation plans and arrangements with an aim toward furthering the Company’s long-term goals.

Comparative Compensation Data

The Compensation Committee has historically utilized information compiled by the Company specific to the media and images industries as a resource for determining competitive compensation for the Company’s NEOs, which includes information on salaries, bonuses, and long-term equity incentives of companies of varying size and market capitalization within the media and images industries. The Compensation Committee uses the benchmark information as a general framework and attempts to ensure that the total compensation for the Company’s NEOs is consistent with the range of total compensation being paid to executives at similarly sized companies in similar industries. It is important to note that the competitive compensation information is just one relevant consideration in the compensation assessment and decision process. As described in more detail in this compensation discussion and analysis, in addition to relevant market compensation information and each executive officer’s total compensation, the Compensation Committee also considers the following factors in reviewing and determining compensation levels for our NEOs:

•	Overall company performance measured in terms of financial performance, stockholder value creation, and execution of the Company’s management objectives;

•	Individual performance, including in particular, each individual executive’s contribution to successful implementation of our short-term performance goals and long-term strategic direction; and

•	The relative mix between compensation elements as it relates to both fixed and variable, and cash and non-cash, compensation.

The Compensation Committee periodically meets with the CEO to discuss the information supplied and to discuss proposed compensation changes for the NEOs other than himself, along with its initial conclusions as to compensation for the subsequent year.

Compensation Elements

Although the Compensation Committee does not target a specific ratio between salary, cash incentive compensation, and equity awards, the Compensation Committee believes that the current mix of cash and equity-based compensation provided to the NEOs, by emphasizing incentive compensation that is at risk and tied to the Company’s short- and long-term financial performance, furthers the Company’s compensation philosophy and objectives stated above. In 2008, as part of its consideration of compensation mix, the Compensation Committee continued the short-term cash incentive, which was established in 2007, in order to focus the Company’s NEOs on achievement of short-term financial targets other than simply an increase in stock price, as well as qualitative management objectives to improve the Company’s long-term performance.

The key components of the NEO compensation are salary, stock option awards, and short-term cash incentive bonus awards. A discussion of the various components of the NEO compensation for fiscal 2008 follows.

Salary

Competitive base salaries are an important factor in a company’s ability to attract and retain their NEOs. The Compensation Committee reviews salary related information to ensure that the salary program is competitive, and base salaries for the NEOs are determined each year by the Compensation Committee based on a variety of factors in addition to salary related data regarding similar positions requiring similar qualifications within the industry, such as the executive’s experience, job responsibilities and the performance of such executive’s duties and responsibilities during the relevant year. In 2008, base salaries were increased for each NEO, based primarily upon the Compensation Committee’s assessment of the executive’s performance of regular duties and responsibilities. The Compensation Committee also considered the average raise granted to all other Company employees along with inflation in determining the salary increases of the NEOs during 2008. These salary increases, when combined with the issuance of stock options and cash incentive compensation, provide total compensation that is consistent with the range of total compensation being paid to executives at the Company’s Peer Group members.

Stock Incentive Plan

The Company’s 2008 Stock Incentive Plan is intended to provide executives with long-term rewards designed to appreciate in value with the favorable future performance of the Company. We generally grant stock options from time to time as part of the periodic grants to certain employees, including the NEOs, based on individual performance.

During 2008, NEO stock option grants were made as part of exchanges of non-qualified stock options and new issuances of incentive stock options (“ISOs”) to existing ISO holders in May and November 2008 for all stock options having as exercise price greater than $4.00 and $2.01 per share, respectively. These grants and exchanges were made in an effort to retain employees, including the NEOs, and were approved by the Compensation Committee. In May 2008, each outstanding non-qualified stock option with a grant price greater than $4.00 was exchanged for a new option with an exercise price of $2.01 per share. In November, 2008, each outstanding non-qualified stock option with a grant price greater than $2.00 was exchanged for a new option with an exercise price of $0.26. The new options followed the vesting schedule of the original options that were exchanged. As such, most of the options granted to the NEOs were an exchange of previously issued options that were cancelled.

In addition, prior to 2007, the Company issued options with a life of ten years except for stock options granted to the CEO. As a result of Mr. Meckler’s status as an affiliate of the Company, stock options granted to him expire five years following the date of grant to ensure that the options retain their tax-qualified status. Beginning in 2007, the Compensation Committee determined that all future stock option grants should have a five-year term because this would result in less stock-based compensation expense for the Company based on applicable accounting principles. Stock option grants vest equally on each of the first three anniversaries of grant.

The Compensation Committee believes that the stock option awards and the period over which they vest provide a method of retention and motivation for the executives of the Company and also encourage the executives to manage the Company in an effective manner with a goal of achieving long-term stock price appreciation.

Cash Incentive Bonus Plan

In 2007, the Company established a cash incentive bonus plan for certain NEOs that is dependent on the Company’s annual financial performance and the individual performance of these NEOs measured against specific performance objectives (the “Cash Incentive Bonus Plan”). The Cash Incentive Bonus Plan was established in connection with the Compensation Committee’s review of the overall executive compensation and the mix between compensation elements. As noted above, the Cash Incentive Bonus Plan was established based on the Compensation Committee’s intention to focus NEOs to a larger extent on financial and management objectives. The Cash Incentive Bonus Plan seeks to further the Company’s stated goal of increasing stockholder value by rewarding NEO achievement of short-term financial targets and qualitative management objectives that the Compensation Committee believes will result in long-term stock price appreciation and help achieve the Company’s stated goals of retention by providing competitive compensation by means of a short-term incentive.

The three equally weighted performance objectives selected by the Compensation Committee under the Cash Incentive Bonus Plan are revenue, EBITDA and individual management objectives, each as set by the Compensation Committee at the beginning of the year. The Compensation Committee elected to use revenue and EBITDA as targets because they are two key metrics that could impact the Company’s stock price. In addition to these key financial metrics, the Compensation Committee elected to include an individual component in order to ensure that plan participants are appropriately rewarded for the achievement of management objectives that may not have an immediate or readily measurable effect on objective performance metrics, which is disclosed more fully in the footnotes to the Summary Compensation Table below.

In March 2008, Messrs. Meckler and Cardell were each granted the opportunity to earn a cash bonus under the Cash Incentive Bonus Plan for the 2008 calendar year. The performance targets and target bonus opportunities for Messrs. Meckler and Cardell are set forth in the table below. The 2008 revenue and EBITDA goals were determined based on the Company’s 2008 budget, such that upon achievement of the target goals, the target bonus opportunities, when combined with salary and stock options, would provide total compensation that is consistent with the range of total compensation being paid to executives at the Company’s Peer Group members, and that achievement at or above maximum goals would provide a substantial supplemental reward without materially exceeding Peer Group compensation. To the extent the achievement of any goal falls between threshold and target or target and maximum, the bonus earned with respect to that goal is calculated by means of linear interpolation.

NEO		2008 Revenue Target – $150,000,000			2008 EBITDA Target – $31,900,000			2008 Management Objectives
		Threshold	Target	Maximum	Threshold	Target	Maximum	Maximum Bonus – $86,000
Alan M. Meckler	% of Goal	90%	100%	115%	90%	100%	115%	• Improvement of operational efficiencies of both divisions
	Bonus	$0	$34,000	$86,000	$0	$34,000	$86,000	• Elimination of significant internal control deficiencies
		Threshold	Target	Maximum	Threshold	Target	Maximum	Maximum Bonus – $83,000
Christopher S. Cardell	% of Goal	90%	100%	115%	90%	100%	115%	• Improvement of operational efficiencies of both divisions
	Bonus	$0	$33,000	$83,000	$0	$33,000	$83,000	• Elimination of significant internal control deficiencies

(1)	Revenue as defined by accounting principles generally accepted in the United States and included in the Company’s audited financial statements.
(2)

EBITDA – Earnings before interest, taxes, depreciation, and amortization is calculated by taking current period revenues less cost of revenues, advertising, promotion and selling and general and administrative expenses, excluding non-cash stock-based compensation expense.

There were no bonuses paid out to Messrs. Meckler and Cardell under the 2008 Incentive Bonus Plan due to the Company’s results for the year ended December 31, 2008.

Due to the sale of the Company’s Online images business on February 23, 2009, the Compensation Committee has decided not to use the Cash Incentive Bonus Plan as a component of compensation in 2009.

Perquisites and Other Personal Benefits

Mr. Meckler is and Mr. Cardell was provided use of Company automobiles and receive reimbursement for expenses related to those automobiles. This is a legacy benefit that was granted at the time of the Company’s inception, and during its continuing review of total compensation, the Compensation Committee has determined that continuing to provide this benefit is reasonable and consistent with its overall goals of retaining highly qualified employees for key positions. During 2005, the Board of Directors granted lifetime post-employment medical benefits and prescription drug coverage to the CEO and his spouse. This benefit is not subject to forfeiture in any event. The Compensation Committee felt this benefit was appropriate given the CEO’s exemplary service to the Company. These perquisites and other personal benefits were considered by the Compensation Committee such that, when combined with base salary, the issuance of stock options and cash incentive compensation, total compensation is consistent with the range of total compensation being paid to executives at the Company’s Peer Group. The specific perquisites provided to each NEO during 2008 are shown in the footnotes to the Summary Compensation Table below.

Severance

The Company was party to an employment agreement with Christopher S. Cardell that provided twelve months of continued base salary and benefits to be paid upon termination for any reason. This was a legacy benefit that was granted at the time of the Company’s inception. The Compensation Committee did not consider this as part of their overall compensation decision process largely because this legacy agreement pre-dates the Committee’s existence and this benefit was not material to the retention of Mr. Cardell.

Effective as of October 24, 2008, Mr. Christopher Cardell resigned as the President and Chief Operating Officer of WebMediaBrands Inc. and as a director of the Company. The specific severance related amounts paid to Mr. Cardell during 2008 are shown in the footnotes to the Summary Compensation Table below.

The Company is also party to an employment agreement with Donald J. O’Neill that provides six months of severance to be paid upon termination without cause.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the NEOs. Certain performance-based compensation is not subject to this deduction limit. Options granted under the Company’s 1999 Stock Incentive Plan and 2008 Stock Incentive Plan qualify as performance-based compensation exempt from the deduction limitation of Section 162(m). While tax deductions are an important consideration in determining compensation levels, because the non-exempt annual compensation paid to each of the NEOs does not exceed the $1,000,000 limit, the Company has not adopted a formal policy requiring that all compensation must be deductible.

Summary Compensation Table

The following table sets forth all compensation paid to, or accrued by the Company for, the NEOs in respect of fiscal years 2008 and 2007. Alan M. Meckler, Christopher S. Cardell, and Donald J. O’Neill were the only NEOs of the Company during the periods presented.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Alan M. Meckler Chairman and Chief Executive Officer	2008 2007	363,346 339,577	1,579,042 1,047,019	— 60,000	82,890 84,534	(3)	2,025,278 1,531,130
Christopher S. Cardell Former President and Chief Operating Officer(5)	2008 2007	315,214 334,077	813,715 705,646	— 55,000	86,212 17,484	(4)	1,215,141 1,112,207
Donald J. O’Neill Vice President and Chief Financial Officer	2008 2007	195,673 181,923	121,737 40,148	— —	— 4,548		317,410 226,619

(1)

Represents the dollar amount recognized by the Company for financial statement reporting purposes for the year ended December 31, 2008, in respect of outstanding options held by the NEO, in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment”.

(2)	See the Cash Incentive Bonus Plan section of the Compensation Discussion and Analysis on page 11 for further discussion of the Company’s Non-Equity Incentive Plan Compensation.
(3)

The expense recorded by the Company during 2008 for post-employment medical benefits and prescription drug coverage was approximately $69,000. The value attributable to the use of a Company-provided automobile, and reimbursement of related expenses during 2008 was $13,890.

(4)

The amount disclosed in this column includes net taxable fringe benefits of $14,992, which includes a company car, a computer and COBRA benefits that were provided to Mr. Cardell as part of his resignation. In addition, this column includes $61,269 in severance payments made pursuant to the employment agreement with Mr. Cardell and this column also includes the value attributable to the use of a Company-provided automobile, and reimbursement of related expenses during 2008, which totaled $9,951. There were no 401(K) matching contributions made by the Company during 2008.

(5)	Mr. Cardell was the Company’s President and Chief Operating Officer and a director of the Company through the effective date of his resignation on October 24, 2008.

Grants of Plan-Based Awards Table

The following table sets forth stock options granted during the fiscal year ended December 31, 2008, to the Company’s Named Executive Officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Alan M. Meckler	5/20/08	—	—	—	35,567	2.21	23,756
	5/20/08	—	—	—	1,234,433	2.01	643,697
	11/17/08 N/A	— —	— 103,000	— 257,000	1,270,000 —	0.26 —	127,635 —
Christopher S. Cardell	5/20/08	—	—	—	1,110,000	2.01	721,607
	N/A	—	99,000	248,000	—	—	—
Donald J. O’Neill	5/20/08	—	—	—	93,000	2.01	57,634
	11/17/08	—	—	—	99,817	0.26	11,070

(1)

Cash incentive bonus plans for 2008, which are described further in the Compensation Discussion and Analysis on page 11, were based on the achievement of revenue, EBITDA, and individual management performance objectives established by the Compensation Committee for 2008. Target bonuses under the Cash Incentive Plan for 2008 were payable with respect to each performance objective upon 100% achievement of such performance objective. No bonus amounts were payable with respect to a given performance objective for achievement of 90% of the target or less, and no additional bonus would have been payable with respect to a given performance objective for achievement above 115% of target.

(2)

The options granted on May 20, 2008 include the repricing of 1,234,433 options for Mr. Meckler, 1,045,600 options for Mr. Cardell and 41,770 options for Mr. O’Neill. These non-qualified stock options were originally issued in prior years for over $4.00 per share. The original options were cancelled when these were repriced. The options granted on November 17, 2008 include the repricing of 1,270,000 options for Mr. Meckler and 92,996 options for Mr. O’Neill. These non-qualified stock options were originally issued for over $2.00 per share. The original options were cancelled when these were repriced. In each case, the fair market value associated with these shares is the incremental cost of the option recognized by the Company for financial statement reporting purposes. Additional ISOs granted reflect a new grant equal to outstanding ISOs that were outstanding at the time of the grant. The ISOs along with the repriced non-qualified stock options followed the vesting of the original grant. Each unexercised stock options terminates automatically if the optionee ceases to be an employee of the Company for any reason. If an optionee undergoes a termination on account of retirement or disability, by the Company without cause, or with the written approval of the Compensation Committee, their vested options will remain exercisable until the earlier of the last day of the original option period and three months ISOs after the date of termination; upon an optionee’s death, each of their vested stock options shall expire on the last day of the option period or, if earlier, the date that is twelve months after the date of the optionee’s death. Mr. Cardell’s vested stock options remain eligible for exercise 14 months after the date of his termination persuant to his termination agreement.

Narrative Disclosure Relating to Summary Compensation Table

and Grants of Plan-Based Awards Table

Employment Agreements

The Company is party to an employment agreement with Mr. O’Neill that provides for six months of severance and benefits to be paid upon termination without cause.

Stock Incentive Plan

The Company maintains its 1999 Stock Incentive Plan, as amended and restated as of March 5, 2008 (the “1999 Plan”), pursuant to which 12,000,000 shares of the Company’s common stock are reserved for issuance (less previously issued shares thereunder), subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar corporate transaction or event. For purposes of determining the remaining shares of common stock available for grant under the plan, to the extent that an award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the participant of the full number of shares of common stock to which the award related, the undelivered shares of common stock will again be available for grant.

At the Annual Meeting of Stockholders of WebMediaBrands held on June 3, 2008, WebMediaBrands’s stockholders approved the WebMediaBrands 2008 Stock Incentive Plan (the “2008 Plan”). The 2008 Plan, along with the form of Incentive Stock Option Agreement and the form of Nonqualified Stock Option Agreement were approved and adopted by WebMediaBrands’s Board on April 28, 2008. Subject to certain antidulution adjustments, an aggregate of 4,000,000 shares of WebMediaBrands common stock may be issued under the 2008 plan. In order to qualify certain awards under the plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, no employee shall be eligible to be granted options or stock appreciation rights covering more than 500,000 shares of the Company’s common stock during any calendar year.

The 1999 and 2008 Plans permit the Compensation Committee to grant equity-based awards to participants, including non-qualified stock options, restricted stock, and other awards that are valued by reference to, or otherwise based on, the fair market value of the Company’s common stock. The Compensation Committee establishes vesting and performance requirements that must be met at the time of the grant of an award, as well as other terms and conditions relating to such award. Beginning in 2007, all options granted under the 1999 and 2008 plans will expire no later than the 5th anniversary of the applicable date of grant of the options.

Generally, the Compensation Committee may, in its sole discretion, provide for the termination of an award and the payment of a cash amount in exchange for the cancellation of an award upon the consummation of a merger, a sale of all or substantially all of our assets or a reorganization or liquidation of the Company. All unvested awards will immediately vest upon a change in control of the Company.

The Board of Directors has the ability to amend, subject to stockholder approval for certain types of amendments, or terminate the plan at any time, provided that no amendment or termination will be made that impairs the rights of the holder of any award outstanding on the date of such amendment or termination.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008, for each Named Executive Officer.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date(1)(2)(3)
Alan M. Meckler	7,874 400,000 200,000 6,872 213,334 1 58,334 58,334	— — — 6,872 106,666 13,948 116,666 116,666	$ $ $ $ $ $ $ $	12.70 0.26 0.26 16.01 0.26 7.89 0.26 0.26	6/14/2009 6/14/2009 6/9/2010 6/7/2011 6/7/2011 6/4/2012 6/4/2012 12/12/2012

Christopher S. Cardell	21,426 50,000 25,000 7,407 22,917 50,000 320,833 7,874 6,872 1 760,000	— — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $	14.00 2.01 2.01 13.50 0.97 2.28 3.23 12.70 16.01 7.17 2.01	6/25/2009 6/25/2009 9/7/2009 12/24/2009 12/24/2009 12/24/2009 12/24/2009 12/24/2009 12/24/2009 12/24/2009 12/24/2009

Donald J. O’Neill	2,000 2 2,000 3,000 3,000 1,667 1,667 11,917 13,334 — 13,333 5,150 5,150 3,000 3,000 2,000 2,000 2,000 — 2,000	— — — — — — — — 25,250 26,666 1,063 26,667 — — — — — 1,000 2 1,000	$ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $	18.75 2.01 0.26 6.41 0.26 2.28 0.26 7.17 0.26 4.14 0.26 3.23 0.26 11.55 0.26 18.03 0.26 14.55 2.01 0.26	4/28/2010 4/28/2010 4/28/2010 12/7/2010 12/7/2010 5/15/2012 5/15/2012 6/4/2012 6/4/2012 12/12/2012 12/12/2012 6/9/2013 6/9/2013 6/14/2014 6/14/2014 6/9/2015 6/9/2015 6/7/2016 6/7/2016 6/7/2016

(1)

Each stock option granted prior to 2007 has a ten-year term from date of grant except for stock options granted to Alan M. Meckler, which have a five-year term. Stock option grants vest equally on each of the first three anniversaries of their respective grant dates but vesting will accelerate upon a change in control of the Company.

(2)

Each stock option granted after 2006 has a five-year term from date of grant. Stock option grants vest equally on each of the first three anniversaries of their respective grant dates but vesting will accelerate upon a change in control of the Company.

(3)

On May 20, 2008, all outstanding non-qualified stock options having an exercise price greater than $4.00 per share were exchanged for new options with an exercise price of $2.01 per share, the closing price of WebMediaBrands’s common stock on May 20, 2008, on a one-for-one basis. The new options follow the vesting schedule of the original options that were exchanged. On November 17, 2008 all outstanding non-qualified stock options having an exercise price greater than $2.00 per share were exchanged for new options with an exercise price of $0.26 per share, the closing price of WebMediaBrands’s common stock on November 17, 2008, on a one-for-one basis. The new options follow the vesting schedule of the original options that were exchanged.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment agreement with Mr. O’Neill, upon termination of employment without cause by the Company, Mr. O’Neill is entitled to continue to receive his base salary and benefits for the period of 6 months following the date of such termination. Additionally, the Company has agreed to provide Mr. Meckler and his spouse with post-employment medical and prescription drug coverage for the remainder of their lives. The table below reflects the amount of compensation and benefits payable to Mr. Meckler and Mr. O’Neill in the event of a termination of employment. The amounts shown assume that the applicable triggering event occurred on December 31, 2008, and therefore, may differ from actual amounts paid upon a termination of employment on another date.

Name	Type of Payment	Termination of Employment ($)	Change in Control ($)(3)
Alan M. Meckler	Cash Severance	—	—
	Continued Benefits(1)	698,644	—
	Equity Acceleration	—	963,931

	Total	698,644	963,931

Donald J. O’Neill	Cash Severance	97,836	—
	Continued Benefits(2)	10,098	—
	Equity Acceleration	—	156,491

	Total	107,934	156,491

(1)

The amount disclosed equals the present value of the continued benefits for Mr. Meckler assuming (i) a 12% annual increase in the cost of supplemental medical coverage, (ii) a 20% annual increase in the cost of prescription coverage, (iii) that such coverage continues for Mr. Meckler and his spouse through 2025, at which time Mr. Meckler would be 80 years of age, and (iv) a discount rate of 5%.

(2)

The calculation of continued benefits for Mr. O’Neill assumes a monthly cost of coverage to equal $1,676 which represents the monthly premiums to obtain coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act.

(3)

Upon a change in control of the Company, all unvested equity awards under the 1999 and 2008 Stock Incentive Plans will vest in full. The amount disclosed represents the dollar amount that would have been recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” had there been a change in control of the Company on December 31, 2008.

DIRECTOR COMPENSATION

Directors of the Company who are also employees or officers of the Company do not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at Board meetings.

Effective December 12, 2007, non-employee directors of the Company are granted, on an annual basis, stock options to purchase 16,000 shares of Common Stock. Non-employee directors also receive an annual cash stipend of $20,000. In addition, each outside director receives a cash stipend of $5,000 for attendance at each board meeting held beyond the four scheduled meetings. The directors are also reimbursed for their expenses incurred in connection with their attendance at Board meetings. In addition, each non-employee director receives, upon becoming a director, options for 5,000 shares of common stock

The Chairman of the Audit Committee is granted, on an annual basis, stock options to purchase 10,000 shares of common stock. The Chairman of the Audit Committee also receives an annual cash stipend of $10,000. In addition, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each are granted, on an annual basis, stock options to purchase 5,000 shares of Common Stock. The Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each receive an annual cash stipend of $5,000.

Director Compensation Table

The following table sets forth information with respect to total compensation paid by the Company during the fiscal year 2008 to each of the member of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Gilbert F. Bach	27,000	175,901	—	202,901
Michael J. Davies	27,000	175,851	—	202,851
John R. Patrick	31,000	218,923	—	249,923
William A. Shutzer	22,000	141,880	—	163,880

(1)

During 2008, Messrs. Bach, Davies, Patrick and Shutzer earned additional fees in the amount of $2,000, $2,000, $1,000 and $2,000, respectively, for participation during telephonic meetings of the Board of Directors.

(2)

Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment”. The grant date fair value of stock options granted to Messrs. Bach, Davies, Patrick and Shutzer during the fiscal year ended December 31, 2008 was $94,898, $95,276, $118,698 and $80,098, respectively. During 2008, Messrs. Bach, Davies, Patrick and Shutzer were granted options for 280,000, 268,861, 343,068 and 243,000 shares of common stock, respectively. All options granted during 2008 related to the repricing of non-qualified stock options. See note 3 to the Outstanding Equity Awards at Fiscal Year-End table on page 18 for further information on the repricing.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table gives information as of December 31, 2008 about the common stock that may be issued under the Company’s 1999 and 2008 Stock Incentive Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	6,848,500	$2.60	4,231,108
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	6,848,500	$2.60	4,231,108

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2008 with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael J. Davies, Compensation Committee Chairman

Gilbert F. Bach

William A. Shutzer

John R. Patrick

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following individuals served on the Compensation Committee during the 2008 fiscal year: Michael J. Davies, Compensation Committee Chairman; Gilbert F. Bach; William A. Shutzer; and John R. Patrick. The Compensation Committee makes all compensation decisions with respect to the Company’s NEOs. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PERFORMANCE GRAPH

The following graph compares the cumulative total return of an investment in the Company’s Common Stock with an investment in the Nasdaq Total U.S. Index (the “Nasdaq Index”) and the Nasdaq Computer & Data Processing Service Index (the “Peer Group Index”). The graph covers the period beginning June 25, 1999, the date of the Company’s initial public offering, through December 31, 2008, and depicts the results of investing $100 in each of the Company’s Common Stock, the Nasdaq Index and the Peer Group Index at closing prices on December 31, 2008, assuming that all dividends were reinvested.

The stock price performance depicted in the performance graph is not necessarily indicative of future price performance. The performance graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 2. APPROVAL OF AUDITORS

Deloitte & Touche LLP and Grant Thornton LLP, independent registered public accounting firms, audited the financial statements of the Company for the fiscal years ended December 31, 2007 and December 31, 2008. Such services consisted of the firm’s audit of and report on the Company’s annual financial statements and consultation on financial accounting and reporting matters as well as certain filings with the Securities and Exchange Commission.

During 2007 and 2008, the Company retained all of the below, to provide services, all of which were approved by the Audit Committee, in the following categories and amounts:

	Deloitte & Touche LLP		Grant Thornton LLP
	2007	2008	2008
Audit fees	$1,750,452	$135,000	$1,345,764
Audit-related fees	$81,990	$—	$29,070
Tax fees	$65,865	$10,625	$11,250
All other fees	$—	$40,250	$218,768

Audit Fees

Audit fees incurred or paid to Deloitte & Touche LLP and Grant Thornton LLP were for services provided in conjunction with the audit of the annual consolidated financial statements included in the Company’s 2007 and 2008 Annual Reports on Form 10-K, for the reviews of the consolidated financial statements included in the Company’s Forms 10-Q for the quarters included in the years ended December 31, 2007 and 2008 and for other services related to Securities and Exchange Commission matters. Audit fees incurred or paid to Deloitte & Touche LLP during 2007 also included services related to the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002.

Audit-related Fees

Audit-related fees incurred or paid to Deloitte & Touche and Grant Thornton LLP were for services provided in conjunction with financial accounting and reporting consultations and for due diligence associated with acquisitions for the year ended December 31, 2007 and 2008.

Tax Fees

Tax fees incurred or paid to Deloitte & Touche LLP and Grant Thornton LLP were for services associated with tax compliance and tax consultation for the years ended December 31, 2007 and 2008.

All Other Fees

Amounts paid to Deloitte & Touche LLP and Grant Thornton LLP were primarily for services associated with the sale of the Company’s Online images business.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor are compatible with maintaining auditor independence.

Representatives of Grant Thornton LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP, independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2009. In making its recommendation, the Audit Committee reviewed past audit results and other non-audit services performed during 2008 and proposed to be performed during 2009. In selecting Grant Thornton LLP, the Audit Committee and the Board of Directors carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Grant Thornton LLP. Furthermore, Grant Thornton LLP has confirmed to the Company that they are in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. It is the Audit Committee’s policy to pre-approve all audit and non-audit services performed by Grant Thornton LLP. The Audit Committee pre-approved all services provided by Grant Thornton LLP in 2008.

Approval by the stockholders of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 will require the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to be cast. However, if not approved by the stockholders, we might not change our auditors, and we reserve the right to change auditors even if approved by the stockholders.

The Board of Directors recommends a vote FOR the approval of the appointment of Grant Thornton LLP, independent registered public accounting firm, to act as independent auditors for the Company for the fiscal year ending December 31, 2009.

OTHER ACTIONS AT THE ANNUAL MEETING

The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting, the proxy holder will vote proxies granted by stockholders in accordance with their best judgment.

2009 STOCKHOLDERS’ PROPOSALS

To be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting of Stockholders to be held in 2010, the Secretary of the Company must receive stockholder proposals no later than 120 days prior to May 7, 2010. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than 45 days prior to May 7, 2010. All stockholder proposals should be sent to the attention of Corporate Secretary, WebMediaBrands Inc., 23 Old Kings Highway South, Darien, Connecticut 06820.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company’s securities with the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 2008 fiscal year. Copies of the reports are required by SEC regulation to be furnished to the Company. Based solely on its review of such reports furnished to it, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, among its other duties and responsibilities, reviews, monitors and approves all related party transactions. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate. No director shall participate in any discussion or approval of a transaction for which he is a related party, except that this director shall provide all material information concerning the transaction to the Audit Committee. Except as described below, during 2008, there were no related transactions between the Company and its executive officers and directors.

During 2005, the Board of Directors granted lifetime post-employment medical benefits to the Chairman and Chief Executive Officer and his spouse. The cost accrued for these benefits was $69,000 for both years ended December 31, 2007 and 2008.

DELIVERY OF MATERIALS

The rules of the SEC allow for householding, which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders. This combined mailing must be addressed to the security holders as a group. Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if: (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used, (3) the stockholders do not request continuation of duplicate mailings and (4) proxy materials are posted online at www.webmediabrands.com by clicking on the Investor Relations option. If you own shares of common stock in your own name as a holder of record, householding will not apply to your shares. If your shares of common stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address. If you wish to revoke your consent to householding, and instead want mailings made to each individual at the shared address, you must contact your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please either send your request in writing to WebMediaBrands Inc., 23 Old Kings Highway South, Darien, CT 06820, Attention: Investor Relations; make your request by calling 203-662-2800; or find our materials available by visiting our website at www.webmediabrands.com.

REPORT OF AUDIT COMMITTEE

To the Board of Directors WebMediaBrands Inc.:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008 as well as management’s report on internal control over financial reporting.

We have discussed with the independent auditors the matters required by the Auditing Standards Board of the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors approved, that the financial statements referred to above be included in the Company’s annual Report on Form 10-K for the year ended December 31, 2008.

John R. Patrick, Audit Committee Chairman

Michael J. Davies

Gilbert F. Bach

William A. Shutzer

ADDITIONAL INFORMATION

The Company will pay all of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials. In addition to the solicitation of proxies by mail, the Company will request brokers and securities dealers to obtain proxies from and send proxy materials to their principals. The Company will reimburse expenses incurred in connection therewith. The Company has retained American Stock Transfer & Trust Company at an estimated cost of $4,000 to assist in its solicitation of proxies. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of the Company without additional compensation.

FORM 10-K REPORT

Interested stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for fiscal year 2008 filed with the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:

Investor Relations

c/o WebMediaBrands Inc.

23 Old Kings Highway South

Darien, CT 06820

Or by a telephone call to: 203-662-2800

WebMediaBrands Inc.

23 Old Kings Highway South

Darien, Connecticut 06820

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL :

Our Proxy Statement and our 2008 Annual Report on Form 10-K

and financial statements, are available at http://www.webmediabrands.com/corporate/proxy.html

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan M. Meckler, as proxy holder, with the power to designate a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of WebMediaBrands Inc. held of record by the undersigned on April 23, 2009, at the Annual Meeting of Stockholders to be held on June 3, 2009, or any adjournment thereof. At his discretion, the proxy holder is authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal.

Please mark, date, sign and return this proxy card promptly by mail, using the enclosed envelope, by telephone or over the Internet. No postage is required if mailed in the United States.

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call-toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone

and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

êPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

Please mark your vote as in this example. ☒

1. Election of five directors listed below with terms expiring in 2010 at the Annual Meeting.		2. Approval of Grant Thornton LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR all nominees listed at right, except as marked below ☐ WITHHOLD AUTHORITY for all nominees listed below	°Alan M. Meckler °Michael J. Davies °Gilbert F. Bach °William A. Shtzer °John R. Patrick

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXY SHALL VOTE “FOR” ALL DIRECTOR NOMINEES, AND “FOR” PROPOSAL 2. A VOTE “FOR” ALL DIRECTOR NOMINEES, AND A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

INSTRUCTION: To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s). ●
☐ FOR ☐ WITHHOLD AUTHORITY

Stockholder:	Dated:	, 2008	Signature (if held jointly):	Dated:	, 2008
Note:	Please sign as name appears hereon. When joint owners hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.